                                                                      Exhibit 11

                        Paul, Hastings, Janofsky & Walker LLP
                               555 South Flower Street
                            Los Angeles, California 90071



                                 _____________, 1998






Nicholas-Applegate Mutual Funds
600 West Broadway
San Diego, California 92101

Ladies and Gentlemen:

          We have acted as counsel to Nicholas-Applegate Mutual Funds, a Delaware business trust (the "Trust"), in connection with the proposed reorganization of the Trust pursuant to which (a) each of the A, B, C and Qualified Portfolios of the Trust will receive its pro rata portion of the assets of the corresponding master fund of Nicholas-Applegate Investment Trust, a Delaware business trust, upon dissolution of such trust, and (b) transfer those assets to the corresponding fund of the Trust (each, a "Fund" and, collectively, the "Funds") in exchange for Class A, B, C or Q shares of such Fund. The Class A, B, C and Q shares of beneficial interest of the Funds issued in connection with the reorganization (the "Shares") will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Trust with the Securities and Exchange Commission.

          We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various trust records of the Trust and such other instruments and documents as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

          On the basis of the foregoing, we are of the opinion that the Shares being registered under the Securities Act of 1933 in the Registration Statement will be legally and validly issued, fully paid and non-assessable by the Trust upon transfer of the assets of the A, B, C and Qualified Portfolios to the corresponding Funds pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

Nicholas-Applegate Mutual Funds
December 3, 1997
Page 2



          We hereby consent to the filing of this opinion with and as part of the Registration Statement.


                         Very truly yours,



                        PAUL, HASTINGS, JANOFSKY & WALKER LLP